UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2004

0-13628

(Commission File Number)

ALPHA SPACECOM, INC.

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation or organization)	13-3183646 (I.R.S. Employer Identification No.)

Room 1305, 13/F Progress Commercial Building,

7-17 Irving Street,

Causeway Bay, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2972-2772

Not applicable

(Former name or former address, if changed since last report)

Item 4.

Changes in Registrant’s Certifying Accountant

Effective May 10, 2004, Alpha Spacecom, Inc. (the “Company”), dismissed Spear, Safer, Harmon & Co. (“SSHC”), as the Company’s independent accountants.  Effective May 10, 2004, the Company engaged DeJoya & Company, as the Company’s new independent accountants.  The dismissal of SSHC and the engagement of DeJoya were approved by the Company’s Board of Directors.

Prior to the engagement of DeJoya, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction, either completed or uncompleted, or type of audit opinion that might be rendered on the Company’s financial statements.

SSHC audited the Company’s financial statements for the period from April 10, 2001 to December 31, 2002.  SSHC’s report for this period did not contain an adverse opinion or a disclaimer of opinion, however, the report was modified as to certainty relative to the ability of the Company to continue as a going concern.

During the period from April 10, 2001 to May 10, 2004 there were no disagreements with SSHC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SSHC, would have caused such firm to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements.  In addition, there were no such events as described under Item 304(a)(1)(IV)(B) of Regulation S-B during the period from April 10, 2001 to May 10, 2002.

The Company has provided SSHC with a copy of the disclosures contained herein, and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) regarding its involvement with the Company as independent accountants and, if not, stating the respects in which it does not agree.  A copy of SSHC’s letter is attached as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements. None

(b) Pro Forma Financial Statements. None

(c) Exhbits

Exhibit No.	Description
16.1	Letter from Spear, Safer, Harmon & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA SPACECOM, INC.

Date: May 17, 2004

By:

/s/ Xuedong Hu

Name: Xuedong Hu

Title: Chairman of the Board of Directors